UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 9, 2009
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Adoption of Annual Incentive Program Performance Goals for Calendar Year 2009
          The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) established performance objectives for its calendar year 2009 annual incentive program (the “2009 AIP”), a program under the Company’s 2004 Executive Incentive Plan and the Company’s 2007 Stock Incentive Plan, for Martin B. Anstice, Richard A. Gottscho, Abdi Hariri, and Ernest E. Maddock. A similar recommendation by the Committee with respect to Stephen G. Newberry was also approved by the independent members of the Board.
          The 2009 AIP provides for the payment of performance-based compensation based on cash target amounts, which are established as a percentage of base salary. These cash target amounts will be paid out based on the achievement of specified performance factors, including metrics related to ongoing operational cash flow and to specific business unit performance. Each named executive officer (“NEO”) other than Mr. Newberry and Mr. Anstice has additional performance factors specifically relating to performance of his business unit or other organization. For Messrs. Newberry and Anstice, the weighting of the performance factors is: ongoing operational cash flow factor, 50%, and business unit performance factors, collectively 50%. Performance factors for the other NEOs include the ongoing operational cash flow factor and some or all of the business unit performance factors assigned to Messrs. Newberry and Anstice, which for those NEOs are collectively weighted at 50%, as well as organization-specific performance factors, which also are collectively weighted for those NEOs at 50%.
          Awards under the 2009 AIP will be delivered, at the discretion of the Committee, in the form of cash, Company stock, or a combination thereof. The determination of the form of payment will be made in early 2010. The stock portion, if any, of each award will be determined by dividing the cash value of such portion of the award by the closing price of the Company’s stock on a date selected by the Committee when making the determination to pay some or all of any payment in stock. The maximum amounts payable under the AIP, as a percentage of the participant’s 2009 base salary, are: Mr. Newberry, 125%; Mr. Anstice, 85%; Mr. Maddock, 80%; Dr. Gottscho, 75%; and Mr. Hariri, 70%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 13, 2009

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary